EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made as of the first day of May, 1995, by and between PENNSYLVANIA MANUFACTURERS CORPORATION, a Pennsylvania corporation, whose principal office is located at Blue Bell, Pennsylvania (hereinafter "PMC") and JOHN W. SMITHSON of Newtown, Pennsylvania (hereinafter "Smithson") to set forth the terms and conditions upon which PMC shall employ Smithson.

     1. The Employment Term.

     During the period beginning April 1, 1995 and ending March 31, 1998 (hereinafter "Employment Term") PMC shall employ Smithson as its chief operating officer and Smithson agrees to be so employed. If, at the annual organizational meeting of the Board of Directors of PMC held in 1996 and in any subsequent year, Smithson is elected President of PMC, the Employment Term shall be automatically extended for a further period of one year without the need for further action by the Board of Directors of PMC or the execution of a formal amendment to this Agreement.

     2. Duties During the Employment Term.

     During the Employment Term, Smithson shall serve as the chief operating officer of PMC, and, if so elected by the Board of Directors, shall serve as President of PMC. Smithson shall at all times throughout the Employment Term devote his full time and his best efforts to the business of PMC and its subsidiaries and affiliates.


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     3. Salary During the Employment Term.

     During the Employment Term, PMC shall pay Smithson on a bi-weekly basis a salary of not less than $670,000 per year. Smithson's annual salary may be increased but not decreased by PMC in its discretion at any time and from time to time. In addition, Smithson shall be entitled to receive such bonus compensation, if any, as he may be awarded from time to time by PMC.

     4. Inability to Perform.

     If for any reason during the Employment Term, Smithson shall at any time or from time to time be unable to perform the services required of him pursuant to Paragraph 2 hereof, he shall nevertheless be entitled to receive the salary payments and other benefits provided by this Agreement until the end of the Employment Term or until the date of his death, whichever first occurs.

     5. Total Disability.

     If Smithson becomes totally disabled during the Employment Term, commencing upon the expiration of the Employment Term and for a period of 180 months thereafter, or until the termination of his total disability or the date of his death, whichever first occurs (the "Disability Period"), PMC shall pay to Smithson on a monthly basis an amount equal to 25% of Smithson's monthly salary as of the date such total disability commenced without reduction for any amounts that may be paid to Smithson pursuant to any disability or other insured benefit program or programs in effect for executives of PMC at the time such total disability commenced. For purposes of this Agreement, the term "totally disabled" shall mean a mental


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or physical condition which in the reasonable opinion of the Board of Directors of PMC renders Smithson unable or incompetent to carry out the job responsibilities he held at the time the disability was incurred.

     6. Death.

     If Smithson shall die at any time during the Employment Term or during the Disability Period described in Paragraph 5 hereof, PMC shall each month thereafter for 180 consecutive months, reduced by the number of months during the Disability Period in which Smithson received salary payments in accordance with Paragraph 5 hereof, pay an amount equal to 25% of Smithson's monthly salary as of the date of his death to:

          (a) Smithson's spouse at the time of his death if she survives him and for as long as she survives him, but if Smithson shall die leaving no surviving spouse or if Smithson's surviving spouse shall die during the aforesaid 180 month period, as reduced, then to

          (b) Smithson's surviving natural or adopted children in equal shares. Upon the death of Smithson's surviving spouse and any surviving natural or adopted children, PMC shall have no further obligation to make any payments pursuant to this Paragraph.

     7. Expenses.

     PMC shall pay the ordinary and necessary business expenses incurred by Smithson in connection with the performance of his duties on behalf of PMC.


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     8. Restrictive Covenant.

     Smithson shall not during the Employment Term, directly or indirectly, either as a principal, agent, employee, director, officer or in any other capacity, engage in or have a material financial interest in any business which competes with the business of PMC or any of its affiliates as then conducted.

     9. Employee Benefit Plans.

     No provision of this Agreement shall in any way abrogate or impair any rights or privileges of Smithson as an employee of PMC under any qualified or unqualified retirement, pension, profit sharing, disability, life insurance, hospitalization or other employee plan or plans which are now in effect or which may hereafter be adopted by PMC.

     10. Provision for Life Insurance.

     In accordance with Smithson's Employment Agreement with PMA Reinsurance Corporation ("PMA Re"), a wholly owned subsidiary of PMC, dated April 1, 1992, PMA Re and the trustee named by Smithson (the "trustee") has secured from The Metropolitan Life Insurance Company (the "Insurer"), a life insurance policy in the face amount of $1,000,000 on the life of Smithson. In furtherance thereof, the trustee has entered into a split-Dollar Life insurance Agreement with PMA Re (the "Split-Dollar Agreement") which requires PMA Re to pay the annual premiums due on such policy through Smithson's lifetime and which provides for the eventual recovery by PMA Re of its interest in the policy, which is as follows:

          (a) if the Policy matures as a death claim, PMA Re shall receive an amount equal to the total premiums paid by PMA Re during Smithson's lifetime


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     less an amount equal to that portion of the premiums paid by PMA Re during
     Smithson's lifetime which conferred an economic benefit upon Smithson which shall be determined by the use of the lesser of (i) the one-year term life insurance rates published by the Insurer or (ii) the uniform One-Year Term Premiums Table published by the U.S. Treasury Department known as the "P.S. 58 cost"; and

          (b) if the Policy is surrendered, PMA Re shall receive an amount equal to the lesser of (i) the total cash surrender value of the Policy or (ii) the cumulative total of the premiums on the Policy that PMA RE has paid less an amount equal to that portion of the premiums paid by PMA Re during Smithson's lifetime which conferred an economic benefit upon Smithson which shall be determined by the use of the lesser of (A) the one-year term life insurance rates published by the Insurer or (B) the Uniform One-Year Term Premiums Table published by the U.S. Treasury Department known as the "P.S. 58 cost".

     The trustee and PMA Re have entered into a Collateral Assignment Agreement with respect to the Policy in order to secure PMA Re's interest in the Policy.

     The rights and undertakings of PMA Re and Smithson in connection with the Split-Dollar Agreement and related documentation, as originally set forth in the Employment Agreement between PMA Re and Smithson dated April 1, 1992, shall continue in full force and effect, but, as soon as may be practicable, PMC shall be substituted for PMA Re and shall assume its obligations and become entitled to PMA Re's rights in connection with the Split-Dollar Agreement and the Collateral Assignment Agreement.


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     11. Successors and Assigns; Replacement of Prior Agreement.

     This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, and shall supersede and replace the Employment Agreement between PMA Re and Smithson dated as of April 1, 1993, as amended by an Amendment and Supplement dated as of April 1, 1994, which Agreement and the Amendment thereto shall have no further force or effect.

     IN WITNESS WHEREOF, PMC and Smithson have executed this Agreement the day and year first above written, and PMA Re has approved the provisions of Paragraph 10 which apply to it.

                                         PENNSYLVANIA MANUFACTURERS CORPORATION
ATTEST:
/s/ Robert Pratter                       By /s/ Frederick W. Anton
-----------------------------               -----------------------------------
Secretary                                   Chairman of the Board of Directors

                                         /s/ John W. Smithson
                                         --------------------------------------
                                                     JOHN W. SMITHSON


APPROVED AS TO PARAGRAPH 10:

PMA REINSURANCE CORPORATION


By: /s/ John W. Smithson
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